                                   EXHIBIT 1
                                   ---------

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                                 June 30, 1996
                                  (Unaudited)


                                                              Total Issued    Primary                 Fully Diluted
                                                        Date    # Shares     Wtd. Avg.                  Wtd. Avg.
                                                      -------------------------------------------------------------
Shares issued January 1, 1996                           1/1/96   5,206,361  5,206,361
Treasury Shares                                         1/1/96    (233,259)  (233,259)
NPE / PEDI Acquisition                                  1/1/96      85,200     85,200
Secondary Offering                                     6/12/96   2,555,000    252,692
Options Exercised                                      6/27/96         125          2
Options Exercised                                      6/27/96       1,000         16
CCI Acquisition                                        6/28/96      22,785        250
CCI Debt Conversion                                    6/28/96      26,861        295
- -------------------------------------------------------------------------------------------------------------------
Shares Outstanding                                     6/30/96   7,664,073  5,311,557                     5,311,557

Common Stock Equivalents (See Schedule)                                       885,618                     1,038,012
                                                                          -----------                   -----------

Primary weighted average shares                                             6,197,175                     6,349,569
                                                                           ==========

Fully diluted:
Alpha contingent                                       24,118
Cardio/HDI contingent                                  33,333
Reliascan contingent ($1.9375/share)                   25,806
Medmark contingent ($1.75/share)                       47,620
                                                      --------
                                                      130,877                                               130,877
                                                      --------                                          -----------

Fully diluted weighted average shares                                                                     6,480,446
                                                                                                        ===========

June 30, 1996 Net Income                                                   $  990,962                   $   990,962
                                                                           ==========                   ===========

Earnings Per Share                                                            $0.1599                       $0.1529
                                                                           ==========                   ===========

                                          Schedule of Common Stock Equivalents
                                          ------------------------------------

    Closing price at end of period            6.7500                                            Primary    Fully D.
      Average share price during period       6.2762                        Primary    Fully D.   Net        Net
                                                      Exercise   Assumed  Treas. Shs. Treas. Shs. Add'l     Add'l
          Stock options & warrants:            Number   Price    Proceeds   Acquired   Acquired   Shares    Shares
- -------------------------------------------  ----------------------------------------------------------------------
Public warrants                              1,375,000  6.2500   8,593,750  1,369,264  1,273,148    5,736   101,852
Shares included in Underwriter's Warrants      156,646  5.5300     866,252    138,022    128,334   18,624    28,312
Warrants included in Underwriter's Warrants    156,646  7.5000           0          0          0        0         0
Private Option (Grossman)                       49,693  2.2100     109,822     17,498     16,270   32,195    33,423
ISO's Round #1                                  75,216  2.2100     166,227     26,485     24,626   48,731    50,590
Non-Qual. Round #1                             304,935  2.2100     673,906    107,375     99,838  197,560   205,097
Kirker Non-Qual. #1                              3,000  2.6250       7,875      1,255      1,167    1,745     1,833
Pena Non-Qual. #2                                2,000  2.6250       5,250        836        778    1,164     1,222
Nosnik #1 Non-Qual.                             16,000  1.8400      29,440      4,691      4,361   11,309    11,639
ISO's Round #2                                  32,000  0.9375      30,000      4,780      4,444   27,220    27,556
Non-Qual. Round #2                             173,000  0.9375     162,188     25,842     24,028  147,158   148,972
Warrants (MDI Purchase)                         75,000  3.0000     225,000     35,850     33,333   39,150    41,667
Warrants (Post-MDI)                             22,000  3.0000      66,000     10,516      9,778   11,484    12,222
Non-Qual. Round #3                             200,000  1.6875     337,500     53,775     50,000  146,225   150,000
ISO's Round #3                                  60,750  1.9375     117,703     18,754     17,438   41,996    43,313
Non-Qual. Round #4                             133,000  1.9375     257,688     41,058     38,176   91,942    94,824
Non-Qual Round #5                               30,875  4.2500     131,219     20,907     19,440    9,968    11,435
Non-Qual Round #6                              130,000  4.2500     552,500     88,031     81,852   41,969    48,148
Nosnik #2 Non-Qual.                             60,000  5.2500     315,000     50,190     46,667    9,810    13,333
Non-Qual Round #7                                7,000  5.3750      37,625      5,995      5,574    1,005     1,426
Non-Qual Round #8                               50,500  6.2500     315,625     50,289     46,759      211     3,741
Bridge Warrants                                100,000  6.2500     625,000     99,583     92,593      417     7,407
- -------------------------------------------------------------------------------------------------------------------
Total Common Stock Equivalents               3,213,261                                            885,618 1,038,012
- -------------------------------------------------------------------------------------------------------------------

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